UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 10, 2009

Hawkins, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 East Hennepin Avenue Minneapolis, MN	55413
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code   (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2009, the Board of Directors of Hawkins, Inc. appointed Jeffrey L. Wright and James T. Thompson to fill newly created vacancies on its Board of Directors. Both of the new directors have been appointed to the Company’s Audit Committee.

Mr. Wright has been Senior Vice President and Chief Financial Officer of G&K Services, Inc. since 2004. He previously served as Chief Financial Officer, Treasurer and Secretary of G&K Services, Inc. from 1999 to 2003. He served at BMC Industries, Inc. as Treasurer from 1998 to 1999 and Controller from 1996 to 1998. Previously, Mr. Wright was employed by Employee Benefit Plans, Inc. from 1993 to 1996, most recently as Vice President and Treasurer. He was employed by Arthur Andersen & Co. from 1984 to 1993.

Mr. Thompson is currently retired, having served as Executive Vice President—Commercial for The Mosaic Company from 2004 to 2007. He previously served in numerous capacities at Cargill, Inc. since 1974, including serving as President of Cargill Steel from 1996 to 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.
Date: March 13, 2009	By:	/s/ Richard G. Erstad
Richard G. Erstad Vice President, General Counsel, and Secretary